Exhibit 23.2

                         Consent of Independent Auditors

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated April 14, 1999 related to the consolidated financials statements and financial statement schedule of McGlen Internet Group, Inc. (formerly McGeln Micro, Inc.) included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 1999.


/s/ Singer Lewak Greenbaum & Goldstein LLP
Singer Lewak Greenbaum & Goldstein LLP

Los Angeles, California
May 26, 2000